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                                                                 Exhibit 23(d)
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                          Consent of Independent Auditors
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     We consent to the incorporation by reference in this Registration
Statement on Form S-8 of Boatmen's Bancshares, Inc. of our report dated
January 22, 1993, relating to the consolidated and parent only statements of income, retained earnings and cash flows of The Union of Arkansas Corporation and Subsidiaries for the year ended December 31, 1992 (not presented separately herein) which report appears in the current report
(Form 8-K) of Boatmen's Bancshares, Inc. dated April 28, 1995 and to all references to our Firm included in this registration statement.


                                       /s/ Frost & Company

                                       Frost & Company
                                       Certified Public Accountants


Little Rock, Arkansas
May 16, 1995